Exhibit 10.1

SETTLEMENT AGREEMENT
This Settlement Agreement (the “Agreement”) is made and entered into by and among Empery Asset Master Ltd., Empery Tax Efficient, LP and Empery Tax Efficient II, LP (collectively, the “Empery Funds”), GT Biopharma Inc. (“GT Biopharma”), Anthony Cataldo (“Cataldo”) and Paul Kessler (“Kessler”). The Empery Funds, GT Biopharma, Cataldo and Kessler are each referred to as a “Party” and, collectively, as “Parties.”

WHEREAS, on January 22, 2018, the Empery Funds and GT Biopharma executed a Securities Purchase Agreement (the “SPA”) pursuant to which the Empery Funds purchased from GT Biopharma senior convertible notes (the “Original Notes”) and warrants (the “Original Warrants”) to purchase shares of GT Biopharma’s common stock, par value $0.001 per share (the “Common Stock”);

WHEREAS, Anthony Cataldo was during certain relevant times Chairman of GT Biopharma’s Board of Directors, and Paul Kessler was and is a shareholder of GT Biopharma;

WHEREAS, a dispute arose between GT Biopharma and the Empery Funds regarding GT Biopharma’s obligations under the terms of the SPA and the Original Notes and Original Warrants issued thereunder;

WHEREAS, on August 1, 2018, GT Biopharma commenced an action against the Empery Funds captioned GT Biopharma Inc., v. Empery Asset Master LTD., et al., Case No. 1:18-cv-06970 (GDB) (S.D.N.Y.) (the “SDNY Action”), alleging, inter alia, that the Empery Funds had improperly sold short GT Biopharma securities;

WHEREAS, on August 27, 2018, Cataldo commenced an action against the Empery Funds captioned Anthony Cataldo v. Empery Asset Master LTD., et al., Case No. SC129731 (Sup. Ct. Cal.) (the “California Action”), alleging, inter alia, that the Empery Funds had tortuously interfered with Cataldo’s employment agreement by suggesting to GT Biopharma’s placement agent that GT Biopharma should “bolster” its management, and by engaging in the short selling alleged in the SDNY Action;

WHEREAS, the Empery Funds promptly provided GT Biopharma with trading records and third-party affidavits, demonstrating that the Empery Funds had not engaged in any of the trading alleged in either of the SDNY Action or California Action;

WHEREAS, on October 3, 2018, GT Biopharma voluntarily dismissed the SDNY Action against the Empery Funds without prejudice;

WHEREAS, on December 24, 2018, the Empery Funds commenced an action against GT Biopharma captioned Empery Asset Master LTD., et al., v. GT Biopharma, Inc., Index No. 656408/2018 (Sup. Ct. N.Y. Cnty.) (as amended, the “New York Action”), alleging, inter alia, that GT Biopharma was in breach of certain of its obligations under the SPA (the New York Action, together with the SDNY Action and the California Action, are referred to herein as the “Litigations”);

WHEREAS, the New York Action was amended by the Empery Funds to assert claims against Kessler for tortious interference with the SPA and defamation;

WHEREAS, on February 8, 2019, Cataldo dismissed the California Action with prejudice against the Empery Funds;

WHEREAS, the Parties desire to fully settle and resolve all remaining issues, claims and causes of action that were raised, or that could have been raised, relating in every and any way to the Litigations and their relationship to each other, to avoid further expense and inconvenience of litigation, without any admission of liability or wrongdoing on the part of GT Biopharma, Cataldo or Kessler;

WHEREAS, GT Biopharma, Cataldo, and Kessler deny each and every one of the Empery Funds’ allegations of wrongful conduct, and deny that any conduct challenged by the Empery Funds caused any damage whatsoever, and have asserted a number of defenses to the Empery Funds’ claims;

WHEREAS, the Parties agree that this Agreement shall not be deemed or construed to be an admission or evidence of any violation of any statute or law or of any liability or wrongdoing by GT Biopharma, Cataldo or Kessler, or of the truth of any claim or allegation or a waiver of any defenses thereto;

AND WHEREAS, the Parties, each acting on his, her or its own behalf, have approved of the settlement terms described below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including in return for the promises and covenants undertaken by the Parties herein and the releases given herein, the Parties agree as follows:

1. Settlement Exchange:

a. Settlement Payment: Within three (3) Business Days of the date on which this Agreement is fully executed, GT Biopharma shall pay to each Empery Fund a cash payment in the amount set forth opposite such Empery Fund’s name in column (2) of Schedule 1 attached hereto, for an aggregate amount of $200,000 (the “Settlement Payment”). The Settlement Payment will be made to each Empery Fund via wire transfer of immediately available funds in accordance with the wire transfer information set forth opposite such Empery Fund’s name in column (3) of Schedule I attached hereto.

b. Settlement Shares, Settlement Warrants and Settlement Notes: Within three (3) Business Days of the date on which this Agreement is fully executed, GT Biopharma shall: (x) credit the number of shares of Common Stock as set forth opposite each Empery Fund’s name in column (4) of Schedule 1 attached hereto (the “Settlement Shares”) to the balance account of such Empery Fund with The Depository Trust Company through its Deposit / Withdrawal at Custodian system in accordance with the DWAC Instructions set forth opposite such Empery Fund’s name in column (5) of Schedule 1 attached hereto; (y) issue and deliver to each Empery Fund pre-funded warrants to purchase a number of shares of Common Stock as set forth opposite such Empery Fund’s name in column (6) of Schedule 1 attached hereto, each in the form attached hereto as Exhibit A (each, a “Settlement Warrant” and collectively, the “Settlement Warrants”) to the address set forth opposite such Empery Fund’s name in column (8) of Schedule 1 attached hereto, and the aggregate exercise price of such Settlement Warrants is hereby deemed to be pre-funded to the Company on a cashless basis in conjunction with each Empery Fund’s exchange of Original Notes and Original Warrants pursuant to this Agreement in full payment for the Settlement Warrant Shares (as defined below) (including, for the avoidance of doubt, the par value thereof); and (z) issue and deliver to each Empery Fund an aggregate principal amount of senior convertible notes as set forth opposite such Empery Fund’s name in column (7) of Schedule 1 attached hereto, each in the form attached hereto as Exhibit B (each, a “Settlement Note” and collectively, the “Settlement Notes” and, together with the Settlement Shares and Settlement Warrants, the “Settlement Securities”) to the address set forth opposite such Empery Fund’s name in column (8) of Schedule 1 attached hereto, solely in exchange for the Original Notes and Original Warrants held by such Empery Fund. The date on which the Settlement Shares, the Settlement Warrants and the Settlement Notes are delivered to the Empery Funds is hereinafter referred to as the “Exchange Date.” As used herein, “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required to remain closed.

c. Original Notes and Original Warrants: Effective upon receipt of, and solely in exchange for, the Settlement Shares, the Settlement Warrants and Settlement Notes, the Original Notes and Original Warrants held by the Empery Funds, and the SPA, will be deemed cancelled and extinguished and all rights of the Empery Funds thereunder will terminate. Promptly following the Exchange Date, but in any event within ten (10) Business Days thereafter, the Empery Funds shall return the Original Notes and Original Warrants to GT Biopharma for cancellation. The Parties acknowledge and agree that the exchange of the Original Notes and Original Warrants for the Settlement Shares, Settlement Notes and Settlement Warrants is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

2. Dismissal of New York Action With Prejudice: No later than three (3) Business Days following the Exchange Date, and in consideration for the Settlement Payment, the Empery Funds shall provide to GT Biopharma and Kessler a fully executed stipulation for the dismissal of the New York Action, with prejudice and on the merits, in the form attached hereto as Exhibit C (the “Stipulation”). No later than two (2) Business Days following GT Biopharma’s and Kessler’s receipt of the fully executed Stipulation from the Empery Funds, the Empery Funds shall file the fully executed Stipulation with the Court.

3. Releases and Covenant Not to Sue:

a. Empery Funds Releases: The Empery Funds on their own behalf and for and on behalf of each of their parent companies, subsidiaries, and direct or indirect affiliates, and any and all of their respective present, former, and future general partners, limited partners, officers, directors, shareholders, managers, members, trustees, employees, consultants, attorneys, and other agents in their respective capacities as such, and the heirs, executors, administrators, successors, and assigns of each of them (collectively, the “Empery Funds Releasors”), hereby completely and irrevocably releases and forever and finally discharges any and all claims, rights, demands, obligations, causes of action, counterclaims, defenses, rights of setoff, rights of rescission, liens, disputes, damages, liabilities, debts, costs, expenses (including attorneys’ fees), payments, capital contributions, fees, bonds, covenants, contracts, agreements, judgments, charges, or losses of any kind or character whatsoever, in law or equity, whether presently known or unknown, asserted or unasserted, fixed or contingent, in contract, tort, or otherwise, that any of the Empery Funds Releasors had, presently may have or may have in the future against GT Biopharma, Cataldo, or Kessler, as well as, to the extent applicable, each of their respective parent companies, subsidiaries, direct and indirect affiliates, and any and all of their respective present, former and future officers, directors, shareholders, managers, members, partners, employees, consultants, attorneys, and other agents in their respective capacities as such (collectively, the “GT Biopharma and Individual Released Parties”), arising out of or by reason of any cause, matter, or thing relating to the Litigations. The release shall apply to Claims whether arising under any statute, rule or regulation, or under the law of any country, state, province, territory, or any other jurisdiction, or under principles of contract law, common law, or equity; provided that, and consistent with Section 3(f) of this Agreement, nothing herein shall release claims arising out of this Agreement.

b. GT Biopharma’s Releases. GT Biopharma on its own behalf and for and on behalf of its parent companies, subsidiaries, and direct or indirect affiliates, and any and all of their respective present, former, and future general partners, limited partners, officers, directors, shareholders, managers, members, trustees, employees, consultants, attorneys, and other agents in their respective capacities as such, and the heirs, executors, administrators, successors, and assigns of each of them (collectively, the “GT Biopharma Releasors”), hereby completely and irrevocably releases and forever and finally discharges any and all claims, rights, demands, obligations, causes of action, counterclaims, defenses, rights of setoff, rights of rescission, liens, disputes, damages, liabilities, debts, costs, expenses (including attorneys’ fees), payments, capital contributions, fees, bonds, covenants, contracts, agreements, judgments, charges, or losses of any kind or character whatsoever, in law or equity, whether presently known or unknown, asserted or unasserted, fixed or contingent, in contract, tort, or otherwise, that any of the GT Biopharma Releasors had, presently may have or may have in the future against the Empery Funds, as well as each of the Empery Funds’ investment managers, subsidiaries, and direct or indirect affiliates, and any and all of their respective direct or indirect present, former and future officers, directors, shareholders, managers, members, partners, employees, consultants, attorneys, and other agents in their respective capacities as such (collectively, the “Empery Funds Released Parties”), arising out of or by reason of any cause, matter, or thing relating or ancillary to: (i) the Litigations (including each of the Empery Funds’ status as holder of the Original Notes and/or the Original Warrants), (ii) the status of each of the Empery Funds as a holder of the Settlement Shares, Settlement Warrants and/or the Settlement Notes, or (iii) the status of each of the Empery Funds as a party to this Agreement and/or the SPA. The releases shall apply to Claims whether arising under any statute, rule or regulation, or under the law of any country, state, province, territory, or any other jurisdiction, or under principles of contract law, common law, or equity; provided that, consistent with Section 3(f) of this Agreement, nothing in this release shall release claims arising out of this Agreement or any Settlement Documents (as defined in Section 6(a) of this Agreement). For the avoidance of doubt, with respect to the SDNY Action, the release in this Section 3(b) shall have the same effect as a dismissal of the SDNY Action with prejudice.

c. Cataldo and Kessler Releases. Cataldo and Kessler on their own behalf and for and on behalf of each of their respective present, former, and future general partners, limited partners, employees, consultants, attorneys, and other agents in their respective capacities as such, and the heirs, executors, administrators, successors, and assigns of each of them (collectively, the “Individual Releasors”), hereby completely and irrevocably release and forever and finally discharge any and all claims, rights, demands, obligations, causes of action, counterclaims, defenses, rights of setoff, rights of rescission, liens, disputes, damages, liabilities, debts, costs, expenses (including attorneys’ fees), payments, capital contributions, fees, bonds, covenants, contracts, agreements, judgments, charges, or losses of any kind or character whatsoever, in law or equity, whether presently known or unknown, asserted or unasserted, fixed or contingent, in contract, tort, or otherwise, that any of the Individual Releasors had, presently may have or may have in the future against Empery Funds Released Parties, arising out of or by reason of any cause, matter, or thing relating or ancillary to: (i) the Litigations (including each of the Empery Funds’ status as a holder of the Original Notes and/or Original Warrants), (ii) the status of each of the Empery Funds as a holder of the Settlement Shares, the Settlement Warrants and/or the Settlement Notes, or (iii) the status of each of the Empery Funds as a party to this Agreement and/or the SPA. The releases shall apply to Claims whether arising under any statute, rule or regulation, or under the law of any country, state, province, territory, or any other jurisdiction, or under principles of contract law, common law, or equity; provided that nothing in this release shall release claims arising out of this Agreement.

d. Covenant Not to Sue; Defense: Except as necessary to enforce this Agreement and the Settlement Documents, each Party on its own behalf and on behalf of any other Person purporting to act by, through or on behalf of such Party, hereby covenants, represents, and warrants that it will forever refrain from suing to enforce or to recover, directly or indirectly, under any claims released by this Agreement, to the extent such releases become effective. This Agreement may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the undertakings contained here. As used herein, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any government or any department or agency thereof.

e. Unknown Claims: The Parties each acknowledge that he, she or it may discover facts in addition to or different from those that he, she or it now knows or believes to be true with respect to the matters released herein, but that it is the express intention of the Parties, except as necessary to enforce this Agreement and the Settlement Documents, to fully, finally and forever settle and release any and all claims released hereby, known or unknown, suspected or unsuspected, which now exists, heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of such additional or different facts. Except that Bristol Investment Fund, Ltd., and its affiliated entities, do not release or discharge any claims they may have, now or in the future, as to GT Biopharma and unrelated to the Litigations. In furtherance of this intention, the Parties each acknowledge that they have been advised of and expressly waive any and all provisions, rights and benefits of California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Parties shall also be deemed expressly to have waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code Section 1542 or that would otherwise limit the releases and waivers contained in this Agreement.

The Parties each acknowledge that the foregoing waiver was separately bargained for and an integral aspect of the settlement of which this release is a part.

f. Enforcement of This Agreement: For the avoidance of doubt, notwithstanding the foregoing or any other provisions of this Agreement, the releases and covenants not to sue in this Section 3 shall not apply to any disputes or claims that may arise in the future relating to the enforcement of the terms of this Agreement or the Settlement Documents issued pursuant thereto.

4. Acknowledgment of Empery Funds’ Alleged Trading: GT Biopharma, Cataldo and Kessler each hereby acknowledge that the Empery Funds did not engage in short selling alleged in the SDNY Action or the California Action.

5. No Admission: It is understood and agreed that this Agreement is a compromise and settlement of the claims released herein, and it shall not be construed as an admission, concession, or indication of the validity of any claim, defense, liability, obligation, or wrongdoing. For the avoidance of doubt, the Acknowledgment of Empery Funds’ Alleged Trading in Section 4 of this Agreement does not modify in any way the releases and covenants not to sue in Section 3 of this Agreement, and, accordingly, the acknowledgment in Section 4 of this Agreement shall not serve as the basis for any future claim. Nor will the Parties argue in or before any court, administrative agency, tribunal, or make any public statement whatsoever, that this Agreement or the acknowledgment in Section 4 of this Agreement is or may be construed as an admission by GT Biopharma, Cataldo, or Kessler of any wrongdoing or liability.

6. Representations and Covenants of GT Biopharma

a. Authorization; Enforcement; Validity. GT Biopharma has the requisite power and authority to enter into and perform its obligations under this Agreement, the Settlement Notes, the Settlement Warrants and each of the other agreements, instruments, certificates or documents entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Settlement Documents”) and to issue the Settlement Shares, the Settlement Warrants and Settlement Notes in exchange for the Original Notes and Original Warrants, all in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Settlement Documents by GT Biopharma and the consummation by GT Biopharma of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Settlement Shares, the Settlement Warrants and Settlement Notes, have been duly authorized by GT Biopharma’s Board of Directors, and no further filing, consent, or authorization is required by GT Biopharma, its Board of Directors or its stockholders. This Agreement and the other Settlement Documents are duly executed and delivered by GT Biopharma, and constitute the legal, valid and binding obligations of GT Biopharma, enforceable against GT Biopharma in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

b. Issuance of Securities. In each case subject to the terms of the Settlement Documents, the issuance of the Settlement Shares, the Settlement Warrants and the Settlement Notes are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued, fully paid and free from all preemptive or similar rights, taxes, liens and charges and other encumbrances with respect to the issue thereof and the Common Stock issued pursuant to the Settlement Warrants and the Settlement Notes shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holder of the Settlement Shares, the Settlement Warrant Shares and the Settlement Conversion Shares (as defined below) being entitled to all rights accorded to a holder of Common Stock. The Settlement Shares, the Settlement Warrants and the Settlement Notes and the Common Stock issued pursuant to the Settlement Warrants and the Settlement Notes will not bear any restrictive legend under applicable securities laws, rules and regulations. For the purposes of Rule 144 promulgated under the 1933 Act, GT Biopharma acknowledges that the holding period of the Settlement Shares, the Settlement Warrants and the Settlement Notes may be tacked onto the holding period of the Original Notes and the Original Warrants and GT Biopharma agrees not to take a position contrary to this Section 6(b). As of the Exchange Date, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds (the “Required Reserved Amount”) the sum of (i) 150% of the maximum number of shares of Common Stock issuable pursuant to the terms of the Settlement Notes (the “Settlement Conversion Shares”) based on the initial Conversion Price (as defined in the Settlement Notes) (without taking into account any limitations on the issuance thereof pursuant to the terms of the Settlement Notes) and (ii) the maximum number of shares of Common Stock issuable upon exercise of the Settlement Warrants (the “Settlement Warrant Shares”) (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants). As of the date hereof, there are 679,300,567 shares of Common Stock authorized and unissued.  So long as any Empery Funds owns any Settlement Warrants and/or Settlement Notes, GT Biopharma shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the Required Reserve Amount. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserved Amount, GT Biopharma will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize the reservation of additional shares to meet the GT Biopharma’s obligations under this Section 6(b), and, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of GT Biopharma in favor of an increase in the authorized shares of GT Biopharma to ensure that the number of authorized shares is sufficient to meet the Required Reserved Amount.

c. No Conflicts. The execution, delivery and performance of the Settlement Documents by GT Biopharma and the consummation by GT Biopharma of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Settlement Shares, the Settlement Warrants and/or Settlement Notes) will not (i) result in a violation of the certificate of incorporation of GT Biopharma or its bylaws, any memorandum of association, certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of GT Biopharma or any of its Subsidiaries (as defined in the Settlement Notes), any capital stock of GT Biopharma or any of its Subsidiaries or the articles of association or bylaws of GT Biopharma or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which GT Biopharma or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including other foreign, federal and state securities laws and regulations and the rules and regulations of the OTC QB (the “Principal Market”) and including all applicable laws of the State of Delaware and any foreign, federal and state laws, rules and regulations) applicable to GT Biopharma or any of its Subsidiaries or by which any property or asset of GT Biopharma or any of its Subsidiaries is bound or affected, except, in the case of clauses (ii) and (iii) above, where such conflict, violation or default would not result, individually or in the aggregate, in a Material Adverse Effect (as defined below).

d. Consents. GT Biopharma is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Settlement Documents, in each case in accordance with the terms hereof or thereof, other than (i) the filings required pursuant to Section 6(j) of this Agreement, (ii) the notice and/or application(s), if any, required to be delivered pursuant to Section 6(k) of this Agreement and (iii) those already obtained or effected on or prior to the date hereof. GT Biopharma is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock on the Principal Market in the foreseeable future. The issuance by GT Biopharma of the Settlement Shares, the Settlement Warrants or Settlement Notes shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

e. FAST Compliance. While any Settlement Shares, Settlement Warrants or Settlement Notes are outstanding, GT Biopharma shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.

f. Right of Participation.

i. (a) Until the  first date that (i) less than 10% of the aggregate amount of the Settlement Notes are outstanding and (ii) no Event of Default (as defined in the Settlement Notes) nor an event which with the passage of time or the giving of notice could become an Event of Default is pending, upon any proposed financing through the issuance by GT Biopharma or any of its Subsidiaries of Common Stock, Common Stock Equivalents (as defined below), Indebtedness (as defined below) or a combination thereof, other than (i) a rights offering to all holders of Common Stock which does not include extending such rights offering to holders of Settlement Notes or (ii) an Exempt Issuance (each a “Subsequent Financing”), the Empery Funds shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing (the “Participation Maximum”), pro rata (i) to each other in proportion to the aggregate principal amount of Settlement Notes issued to them pursuant to this Agreement and (ii) to each other Person holding Permitted Indebtedness (as defined in the Settlement Notes) and having a similar right of participation in such Subsequent Financing, on the conditions and price provided for in the Subsequent Financing, unless the Subsequent Financing is an underwritten public offering, in which case GT Biopharma shall notify each Empery Fund of such public offering when it is lawful for GT Biopharma to do so, but no Empery Fund shall be entitled to purchase any particular amount of such public offering without the approval of the lead underwriter of such underwritten public offering.

ii. At least ten (10) Trading Days (as defined in the Settlement Notes) prior to the closing of the Subsequent Financing, GT Biopharma shall deliver to each Empery Fund a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Empery Fund if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of an Empery Fund, and only upon a request by such Empery Fund, for a Subsequent Financing Notice, GT Biopharma shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Empery Fund. The requesting Empery Fund shall be deemed to have acknowledged that the Subsequent Financing Notice may contain material non-public information. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

iii. Any Empery Fund desiring to participate in such Subsequent Financing must provide written notice to GT Biopharma by not later than 5:30 p.m. (New York City time) on the tenth (10th) Trading Day after all of the Empery Funds have received the Pre-Notice that such Empery Fund is willing to participate in the Subsequent Financing, the amount of such Empery Fund’s participation, and representing and warranting that such Empery Fund has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If GT Biopharma receives no such notice from an Empery Fund as of such tenth (10th) Trading Day, such Empery Fund shall be deemed to have notified GT Biopharma that it does not elect to participate.

iv. If by 5:30 p.m. (New York City time) on the fifteenth (15th) Trading Day after all of the Empery Funds have received the Pre-Notice, notifications by the Empery Funds of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate with similar notifications from all other Persons holding Permitted Indebtedness and having similar rights of participation in the Subsequent Financing, less than the total amount of the Participation Maximum of the Subsequent Financing, then GT Biopharma may affect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice and the Empery Funds shall simultaneously affect their portion of such Subsequent Financing as set forth in their notifications to GT Biopharma consistent with the terms set forth in the Subsequent Financing Notice.

v. If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Empery Funds have received the Pre-Notice, GT Biopharma receives responses to a Subsequent Financing Notice from Empery Funds, seeking to purchase more than the aggregate amount of the Participation Maximum, each such Empery Funds shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the principal amount of the Settlement Notes issued hereunder to an Empery Fund participating under this Section 6(f) and (y) the sum of the aggregate principal amounts of Settlement Notes issued hereunder to all Empery Funds participating under this Section 6(f) plus the sum of the aggregate principal amount of Permitted Indebtedness held by other Persons who have elected to participate in the Subsequent Financing under rights of participation similar to this Section 6(f).

vi. GT Biopharma must provide the Empery Funds with a second Subsequent Financing Notice, and the Empery Funds will again have the right of participation set forth above in this Section 6(f), if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within sixty (60) Trading Days after the date of the initial Subsequent Financing Notice.

vii. GT Biopharma and each Empery Funds agree that if any Empery Fund elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Empery Fund shall be required to agree to any restrictions on trading as to any of the securities issued hereunder (for avoidance of doubt, the securities purchased in the Subsequent Financing shall not be considered securities purchased hereunder) or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Empery Fund.

viii. Notwithstanding anything to the contrary in this Section 6(f) and unless otherwise agreed to by such Empery Fund, GT Biopharma shall either confirm in writing to such Empery Fund that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Empery Fund will not be in possession of any material, non-public information, by the seventeenth (17th) Trading Day following delivery of the Subsequent Financing Notice. If by such seventeenth (17th) Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Empery Funds, such transaction shall be deemed to have been abandoned and such Empery Funds shall not be deemed to be in possession of any material, non-public information with respect to GT Biopharma or any of its Subsidiaries.

ix. For the purposes of this Section 6(f): (x) “Common Stock Equivalents” means any securities of GT Biopharma or its Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock; (y)”Exempt Issuance” means the issuance of (A) shares of Common Stock or options to employees, officers or directors of GT Biopharma pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (B) securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities and any term thereof have not been amended since the date of this Agreement to increase the number of such securities or to decrease the issue price, exercise price, exchange price or conversion price of such securities and which securities and the principal terms thereof are described in the SEC Documents (as defined below), (C) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of GT Biopharma, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of GT Biopharma and shall be intended to provide to GT Biopharma substantial additional benefits in addition to the investment of funds, but shall not include a transaction in which GT Biopharma is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (D) as set forth on Schedule 6(f), and (e) securities issued or issuable to the Empery Funds and their assigns pursuant to the Settlement Documents including without limitation, this Section 6(f), or upon exercise, conversion or exchange of any such securities.

g. Solvency.  As of the date hereof, neither GT Biopharma nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does GT Biopharma have knowledge that its creditors or its Subsidiaries’ creditors intend to initiate involuntary bankruptcy proceedings or knowledge of any fact which would reasonably lead a creditor to do so.  GT Biopharma, individually, and GT Biopharma and its subsidiaries, on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby will not be, Insolvent. As used herein, “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness (as defined in Section 6(o)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

h. Shell Company Status. GT Biopharma is not, and has never been, an issuer identified in Rule 144(i)(1) of the 1933 Act.

i. SEC Filings.  As of their respective filing dates, GT Biopharma’s filings with the United States Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since January 23, 2018 (the “SEC Documents”), complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  GT Biopharma represents that, as of the date hereof, no material event or circumstance has occurred which would be required to be publicly disclosed or announced on a Current Report on Form 8-K, either as of the date hereof or solely with the passage of time by GT Biopharma but which has not been so publicly announced or disclosed.

j. Disclosure of Transactions and Other Material Information.  GT Biopharma shall file a current report on Form 8-K reasonably acceptable to the Empery Funds (the “8-K Filing”) on or before 8:30 a.m., New York City time, on the first Business Day after this Agreement has been duly executed and delivered, in the form required by the 1934 Act, relating to the transactions contemplated by this Agreement and attaching a form of this Agreement, the form of the Settlement Warrant and the form of the Settlement Note (including, without limitation, all schedules and exhibits to such agreement, if any) as an exhibit to such filing.  From and after the filing of the 8-K Filing with the SEC, no Empery Fund shall be in possession of any material, nonpublic information received from GT Biopharma, any of its Subsidiaries or any of their respective officers, directors, employees or agents that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, GT Biopharma acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between GT Biopharma, any of its Subsidiaries or any of their respective officers, directors, employees or agents, on the one hand, and any Empery Fund or any of their respective affiliates, on the other hand, shall terminate and be of no further force or effect. GT Biopharma shall not, and shall cause each of its subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Empery Fund with any material, nonpublic information regarding GT Biopharma or any of its subsidiaries from and after the date hereof without the express prior written consent of such Empery Fund or as otherwise contemplated hereby.  To the extent that GT Biopharma, any of its subsidiaries or any of their respective officers, directors, affiliates employees or agents delivers any material, non-public information to any Empery Fund without such Empery Fund’s consent, GT Biopharma hereby covenants and agrees that no Empery Fund shall have any duty of confidentiality to GT Biopharma, any of its Subsidiaries or any of their respective officers, directors, employees or agents with respect to, or a duty to GT Biopharma, any of its Subsidiaries or any of their respective officers, directors, employees or agents not to trade on the basis of, such material, non-public information.  GT Biopharma understands and confirms that the Empery Funds will rely on the foregoing representations in effecting transactions in securities of GT Biopharma.

k. Listing.  GT Biopharma shall, if applicable, take all steps necessary to promptly secure the listing or quotation of all of (i) Settlement Shares, Settlement Conversion Shares and Settlement Warrant Shares without regard to any limitation on the conversion of the Settlement Notes or exercise of the Settlement Warrants and (ii) any capital stock of GT Biopharma issued or issuable with respect to the Settlement Shares, the Settlement Warrants, the Settlement Warrant Shares, the Settlement Notes or the Settlement Conversion Shares, as applicable, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise (the “Listed Securities”) upon the Principal Market or any other national securities exchange or automated quotation system, if any, upon which the Common Stock is then listed and shall maintain such listing of all Listed Securities.  GT Biopharma shall pay all fees and expenses in connection with satisfying its obligations under this Section 6(k).

l. No Integration Actions. None of GT Biopharma, any of its affiliates or any Person acting on behalf of GT Biopharma or such affiliate will sell, offer for sale or solicit offers to buy in respect of any security (as defined in the 1933 Act) that would be integrated with the issuance of the Settlement Shares, the Settlement Warrants and Settlement Notes in a manner that would require the registration under the 1933 Act of the issuance to the Empery Funds or require shareholder approval under the rules and regulations of the Principal Market, and GT Biopharma will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of the Principal Market with the issuance of the Settlement Shares, the Settlement Warrants and Settlement Notes contemplated hereby.

m. Additional Settlement Notes; Variable Securities. For so long as any Settlement Notes remain outstanding, GT Biopharma shall not, in any manner, (i) issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price with respect to the Common Stock into which any Settlement Note is convertible (collectively, “Variable Rate Transactions”) or (ii) enter into any agreement, or issue any securities pursuant to any agreement, including, without limitation, an equity line of credit, at-the-market offering or similar agreement, whereby GT Biopharma may issue securities at a future determined price.

n. Corporate Existence. So long as any Empery Fund beneficially owns any Settlement Warrants and/or Settlement Notes, GT Biopharma shall (i) maintain its corporate existence and (ii) not be party to any Fundamental Transaction (as defined in the Settlement Warrants and the Settlement Notes) unless GT Biopharma is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Settlement Warrants and the Settlement Notes.

o. Indebtedness and Other Contracts. Neither GT Biopharma nor any of its Subsidiaries (i) except as disclosed in Schedule 6(o)(i) attached hereto, has any outstanding Indebtedness as of the date hereof, (ii) except as disclosed in Schedule 6(o)(ii) attached hereto, is a party to any contract, agreement or instrument as of the date hereof, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect (as defined below), (iii) except as disclosed in Schedule 6(o)(iii) attached hereto, is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness as of the date hereof, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) except as disclosed in Schedule 6(o)(iv) attached hereto, is a party to any contract, agreement or instrument relating to any Indebtedness as of the date hereof, the performance of which, in the judgment of GT Biopharma’s officers, has or is expected to have a Material Adverse Effect. Schedule 6(o) provides a detailed description of the material terms of any such outstanding Indebtedness as of the date hereof. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, “capital leases” in accordance with generally accepted accounting principles, consistently applied, during the periods involved (“GAAP”) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance of any nature whatsoever in or upon any property or assets (including accounts and contract rights) with respect to any asset or property owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of GT Biopharma and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or on the other Settlement Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of GT Biopharma to perform any of its obligations under any of the Settlement Documents.

p. Indemnification: To the fullest extent permitted by law, GT Biopharma will, and hereby does, indemnify, hold harmless and defend each of the Empery Funds, the directors, officers, partners, members, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, relate to, or are based upon: (a) any misrepresentation or breach of any representation or warranty made by GT Biopharma in the Settlement Documents, (b) any breach of any covenant, agreement or obligation of GT Biopharma contained in the Settlement Documents or (c) any cause of action, suit or claim brought or made against such Indemnified Person by a third party (including for these purposes a derivative action brought on behalf of GT Biopharma) and arising out of, resulting from, or ancillary to: (i) the status of each of the Empery Funds as a holder of the Original Notes and/or the Original Warrants; (ii) the execution, delivery, performance or enforcement of the Settlement Documents, (iii) the status of each of the Empery Funds as a holder of the Settlement Shares, the Settlement Warrants and/or the Settlement Notes, or (iv) the status of each of the Empery Funds as a party to this Agreement and/or the SPA. For the avoidance of doubt, the violations set forth in this Section 6(p) are intended to apply, and shall apply, to direct claims between asserted by or against any Indemnified Person, on the one hand, and GT Biopharma, on the other, as well as any third party claims asserted by or against an Indemnified Person. GT Biopharma shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any reasonable and invoiced legal fees or other reasonable and invoiced expenses incurred by them in connection with investigating or defending any such Claim.

7. Representations and Covenants of Cataldo and Kessler:

a. Authorization; Enforcement; Validity. Each of Cataldo and Kessler has the legal capacity and right to execute, deliver, enter into and perform his obligations under this Agreement and each of the other Settlement Documents in accordance with the terms hereof and thereof. This Agreement and the other Settlement Documents are duly executed and delivered by each of Cataldo and Kessler, and constitute the legal, valid and binding obligations of each of Cataldo and Kessler, enforceable against Cataldo and Kessler in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

8. Non Disparagement. Each of the Empery Funds, GT Biopharma, Cataldo, and Kessler, severally and not jointly, agrees that, from and after the execution of this Agreement, each of them shall not make, publish or communicate, or encourage any other Person to make, publish or communicate, any Disparaging (as defined below) remarks, comments, or statements concerning any other Person that is subject to, or a signatory of, this Agreement. As used herein, “Disparaging” remarks, comments or statements are those that impugn the character, honesty, integrity, morality, or business acumen or abilities in connection with any aspect of the operation of business of, or reflect negatively upon, the individual or entity being disparaged. Each of the Empery Funds, GT Biopharma, Cataldo, and Kessler, severally and not jointly, further agrees that, from the execution of this Agreement, they shall not encourage any other Person to consider, threaten, or file any action, claim, suit, inquiry, or proceeding against any Person that is subject to, or a signatory of, this Agreement. This provision shall in no way limit the ability of any party to enforce the Settlement Documents. ..

9. Confidentiality: The Parties agree that the negotiations that resulted in this Agreement, are confidential and they will not disclose them to any third party except: (i) to their respective attorneys, accountants and insurers; (ii) as required by, or for use in, any court of competent jurisdiction or regulatory body or agency; (iii) as required by any federal, state or municipal rule, regulation or law; (iv) to any tax preparation professional and to the extent necessary to accurately file city, state and federal taxes; and, (v) with respect to the Empery Funds only, to any limited partner, potential investor or any other Person if, in the Empery Funds’ own judgment, disclosure is necessary to explain, for any business purpose, the background, circumstances, and/or results of the Litigations.

10. Entire Agreement; Amendments: This Agreement and any schedules and exhibits hereto constitute the entire agreement among the Parties as to the settlement and supersede any prior agreements among the Parties with respect to the subject matter of this Agreement. No representations, warranties or inducements have been made or relied upon by any Party concerning this Agreement or its exhibits, other than the representations, warranties and covenants expressly set forth in such documents. This Agreement shall not be modified or amended in any way except in writing executed by or on behalf of each Party to be bound thereby or by their respective successors-in-interest.

11. Voluntary and Informed Assent: Each Party to this Agreement represent and agree that the Party has read and fully understood the provisions of this Agreement, that they are fully competent to enter into and sign this Agreement, and that they are executing this Agreement voluntarily, free of any duress or coercion.

12. Construction: The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any Party. This Agreement was prepared jointly by the Parties, and no presumptions or rules of interpretation based upon the identity of the Party preparing or drafting the Agreement, or any part thereof, shall be applicable or invoked.

13. Headings: The section headings contained in each section of this Agreement are intended solely for convenience of reference and shall not limit or expand the express terms of this Agreement or otherwise be used in its construction.

14. Choice of Law: This Agreement shall be considered to have been negotiated, executed and delivered, and to be wholly performed in the State of New York, and the rights and obligations of the Parties to the Agreement shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of New York without giving effect to that State’s choice of law principles.

15. Dispute Resolution: The Parties agree that the exclusive jurisdiction for any legal proceeding arising out of or relating to this Agreement shall be the Supreme Court of the State of New York, New York County, and all Parties hereby waive any challenge to personal jurisdiction or venue in that court.

16. Waiver: The waiver by any Party of any breach of this Agreement by the other shall not be deemed a waiver of that or any other prior or subsequent breach of any provision of this Agreement by any other Party.

17. Severability: If any provision or provisions of this Agreement or the settlement shall be held to contravene or be invalid under any applicable law, such contravention or invalidity shall not invalidate the whole Agreement, but the Agreement shall be construed as not containing the particular provision or provisions held to be illegal, invalid or unenforceable, and the remaining rights and obligations of the Parties shall remain in full force and effect and construed and enforced accordingly so long as this Agreement as so modified continues to express, without material change, the original intentions of the Parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the Parties or the practical realization of the benefits that would otherwise be conferred upon the Parties. The Parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

18. Effect of Cancellation or Termination: If the settlement set forth in this Agreement does not become effective, or is terminated, reversed or vacated by a court of competent jurisdiction for any reason, then, notwithstanding anything herein to the contrary, the settlement set forth in this Agreement shall be null and void and of no further force or effect, and each Party shall be restored to his, her or its respective position as it existed prior to the execution of this Agreement, including for statute of limitations purposes. Neither the existence of this Agreement, the facts of its existence, the terms hereof or any statements or negotiations between the Parties relating hereto shall be admissible in evidence or shall be referred to for any purpose in any subsequent litigation, action or proceeding, except in a proceeding to enforce its terms.

19. Binding Effect: This Agreement binds and inures to the benefit of the Parties and their respective past and present agents, employees, attorneys, representatives, officers, directors, shareholders, successors, assigns, transferees, insurers and sureties, and all of their subsidiaries, parents, predecessors, successors and controlled or affiliated companies.

20. Authority: Each Person signing this Agreement on behalf of any Party represents and warrants that such Person has full authority to enter into this Agreement and to lawfully and effectively release each other party to this Agreement as set forth herein, free of any rights of settlement, approval, subrogation, or other condition or impediment.

21. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement or the Settlement Shares, the Settlement Warrants or Settlement Notes issued hereunder must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), (iii) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection notice); or (iv) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to GT Biopharma:

GT Biopharma, Inc.
9350 Wilshire Blvd, Suite 203
Beverly Hills, CA 90212
Email:  sww@gtbiopharma.com; ajc@gtbiopharma.com

With a copy to (for informational purposes only):

Perrie Weiner
Baker McKenzie
1901 Avenue of the Stars Suite 950
Telephone: (310) 201-4709
Facsimile: (310) 201-4721
E-mail: perrie.weiner@bakermckenzie.com

If to Cataldo:

c/o GT Biopharma, Inc.
9350 Wilshire Blvd, Suite 203
Beverly Hills, CA 90212
Email:  ajc@gtbiopharma.com

With a copy to (for informational purposes only):

Perrie Weiner
Baker McKenzie
1901 Avenue of the Stars Suite 950
Telephone: (310) 201-4709
Facsimile: (310) 201-4721
E-mail: perrie.weiner@bakermckenzie.com

If to Kessler:

Amy Wang
Bristol Capital Advisors, LLC
662 N. Sepulveda Blvd., Suite 300
Los Angeles, California 90049
 Main Line: (310) 331-8480
Direct Line: (310) 331-8485
Facsimile: (310) 331-8490
E-mail: amy@bristolcompanies.net

With a copy to (for informational purposes only):

Perrie Weiner
Baker McKenzie
1901 Avenue of the Stars Suite 950
Telephone: (310) 201-4709
Facsimile: (310) 201-4721
E-mail: perrie.weiner@bakermckenzie.com

If to the Empery Funds:

c/o Empery Asset Management, LP
1 Rockefeller Plaza, Suite 1205
Attention: Ryan M. Lane
Facsimile: 1 212 608 3307
Telephone: 1 212 608 3300
Email: notices@emperyam.com

With a copy (for informational purposes only) to:

Andrew Gladstein
Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone: (212) 756-2000
Facsimile: (212) 593-5955
E-mail: andrew.gladstein@srz.com

22. Specific Performance. Each Party hereto acknowledges and agrees, on behalf of itself, herself or himself and its, her or his affiliates, that irreparable harm would occur in the event any of the provisions of this Agreement or any of the other Settlement Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties will be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and/or the other Settlement Documents and to enforce specifically the terms and provisions hereof and thereof, in addition to any other remedy to which they may be entitled at law or in equity.

23. Counterpart Signature Pages: This Agreement may be executed in any number of counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned, all counterparts when taken together shall constitute the entire Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by themselves or their duly authorized representatives on the respective dates set forth below.

Dated: June 19, 2020 GT BIOPHARMA, INC. /s/ Steven Weldon Name: Steven Weldon Title: Chief Financial Officer
Dated: June 18, 2020

EMPERY ASSET MASTER LTD., EMPERY TAX EFFICIENT, LP, EMPERY TAX EFFICIENT II, LP
By: Empery Asset Management, LP, its authorized agent

/s/ Brett Director
Name: Brett Director
Title: General Counsel

Dated: June 19, 2020 /s/ Anthony Cataldo Anthony Cataldo	Dated: June 18, 2020 /s/ Paul Kessler Paul Kessler

[Signature Page—Settlement Agreement]

EXHIBIT A
FORM OF SETTLEMENT WARRANT

EXHIBIT B
FORM OF SETTLEMENT NOTE

EXHIBIT C

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK

Empery Asset Master, Ltd., Empery Tax Efficient, LP and Empery Tax Efficient II, LP Plaintiffs, vs. GT Biopharma Inc. and Paul Kessler Defendants.	::::::::::::::::	Index No.: STIPULATION OF VOLUNTARYDISCONTINUANCE WITH PREJUDICE

IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned, that the above-captioned action (the “Action”) and all claims that were asserted or could have been asserted in the Action are hereby voluntarily dismissed with prejudice, with each party bearings its own legal costs, attorney’s fees and expenses.

IT IS HEREBY FURTHER STIPULATED AND AGREED, that this stipulation may be filed, without further notice, with the Clerk of the Court and may be executed by facsimile and in counterparts.

Dated: June __, 2020
             New York, New York

________________________________ Andrew Gladstein Schulte Roth & Zabel LLP 919 Third Ave New York, NY 10022 Attorneys for the Empery Funds	________________________________ Perrie Weiner Baker McKenzie 1901 Avenue of the Stars Suite 950 Los Angeles, CA 90067 Attorneys for GT Biopharma Inc. and Paul Kessler SO ORDERED:

____________________________________

SCHEDULE 1

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)
Buyer	Amount of Settlement Payment	Wire Instructions for Delivery of Settlement Payment	Number of Settlement Shares	DWAC Instructions for Delivery of Settlement Shares	Number of Warrant Shares	Aggregate Principal Amount of Settlement Notes	Address for Delivery of Settlement Warrants and Settlement Notes
Empery Asset Master Ltd.	$87,599.93	Wire instructions previously provided to GT Biopharma	1,532,999	DWAC instructions previously provided to GT Biopharma	2,408,998	$197,099.84	c/o Empery Asset Management, LP1 Rockefeller Plaza, Suite 1205New York, NY 10020Attention: Ryan M. LaneTelephone: 212 608 3300Email: notices@emperyam.com
Empery Tax Efficient, LP	$9,488.87	Wire instructions previously provided to GT Biopharma	166,055	DWAC instructions previously provided to GT Biopharma	260,944	$21,349.97	c/o Empery Asset Management, LP1 Rockefeller Plaza, Suite 1205New York, NY 10020Attention: Ryan M. LaneTelephone: 212 608 3300Email: notices@emperyam.com
Empery Tax Efficient, LP	$23,811.29	Wire instructions previously provided to GT Biopharma	416,698	DWAC instructions previously provided to GT Biopharma	654,810	$53,575.40	c/o Empery Asset Management, LP1 Rockefeller Plaza, Suite 1205New York, NY 10020Attention: Ryan M. LaneTelephone: 212 608 3300Email: notices@emperyam.com
Empery Tax Efficient II, LP	$79,099.91	Wire instructions previously provided to GT Biopharma	1,384,248	DWAC instructions previously provided to GT Biopharma	2,175,248	$177,974.80	c/o Empery Asset Management, LP1 Rockefeller Plaza, Suite 1205New York, NY 10020Attention: Ryan M. LaneTelephone: 212 608 3300Email: notices@emperyam.com
TOTAL	$200,000.00		3,500,000		5,500,000	$450,000.00

SCHEDULE 6(f)

1.
The issuance of up to an additional $4,500,000 aggregate principal amount of senior convertible notes to individuals or entities other than the Empery Funds.

The issuance of Common Stock in connection with exercise or conversion of Permitted Indebtedness, warrants or convertible preferred stock, in each case, in accordance with their terms.

SCHEDULE 6(o)

Schedule 6(o)(i)

Convertible Notes / Debentures

As of the date of the Agreement, there were $15,294,365.74 aggregate principal amount of convertible notes and 10% senior convertible debentures outstanding which were issued pursuant to securities purchase agreements entered into with numerous investors (collectively, the “Existing Notes”).

The Existing Notes are convertible, at the holder’s option, at any time into shares of the Common Stock at a conversion rate that is subject to adjustment due to certain events, including stock dividends, stock splits and in connection with the issuance by the Company of Common Stock or common stock equivalents at an effective price per share lower than the conversion rate then in effect. The conversion price for the Existing Notes is currently $0.20 per share. In addition, certain of the outstanding Existing Notes will be subject to mandatory conversion in connection with the completion of a subsequent financing in the amount of $15 million, subject to certain beneficial ownership limitations.

The Existing Notes generally have terms of six months to one year. The Existing Notes each accrue interest at a rate of 10% per annum, subject to increase to 18% per annum upon and during the occurrence of an event of default. Interest is payable in cash or, at the holder’s option, in shares of Common Stock based on the conversion price then in effect.

Office Lease Agreement

On October 1, 2018, the Company entered into a three-year lease agreement for its principal office in Westlake Village, California with Sheffield Properties of Illinois, Inc. (the “Office Lease”). The Office Lease is classified as a capital lease under GAAP.

Gemini Pharmaceuticals Line of Credit Facility

On November 8, 2010, the Company entered into a financing arrangement with Gemini Pharmaceuticals, Inc. (“Gemini”), a product development and manufacturing partner of the Company, pursuant to which Gemini made a $250,000 strategic equity investment in the Company and agreed to make a $750,000 purchase order line of credit facility available to the Company (the “Gemini Line of Credit”). The outstanding principal of all advances under the Gemini Line of Credit will bear interest at the rate of interest of prime plus 2% per annum. As of the date of the Agreement, there is $31,000 outstanding under the Gemini Line of Credit.

Schedule 6(o)(ii)

Clinical Trial Agreement, dated as of September 6, 2019, between the Company and the University of Minnesota.

Schedule 6(o)(iii)

1.
$13,277,365.74 aggregate principal amount of the Existing Notes

2.
Office Lease

3.
Gemini Line of Credit

Schedule 6(o)(iv)

$15,294,365.74 aggregate principal amount of Existing Notes

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